UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3850 North Causeway, Suite 1770 Metairie, Louisiana		70002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          On September 12, 2006, the Compensation Committee of the Board of Directors of Newpark Resources, Inc. approved an amendment to the Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan, which we refer to as the 2004 Plan.  As amended, the 2004 Plan provides that the purchase price of shares of Newpark’s Common Stock subject to each stock option granted under the 2004 Plan will be equal to the fair market value of those shares on the date of grant, which will be equal to the closing price of the Common Stock for the day on which the option is granted.  On September 15, 2006, the Compensation Committee approved another amendment to the 2004 Plan to clarify the provision set forth in the last sentence of Section 4.2 of the 2004 Plan.  As amended, this provision requires that, if no annual meeting of stockholders (or stockholder action in lieu of a meeting) occurs in any calendar year, and a non-employee director eligible to receive a stock option grant under the 2004 Plan remains a non-employee director as of the end of that calendar year, then that non-employee director will receive a stock option grant pursuant to Section 4.2 of the 2004 Plan on the last business day of the same calendar year, subject to the terms and conditions of the 2004 Plan.

          Each member of the Board who is not an employee or executive officer of Newpark or any of its subsidiaries or of any parent corporation of Newpark is eligible to be granted stock options under the 2004 Plan.  A summary of the 2004 Plan is available in, and a copy of the 2004 Plan is attached to, the Proxy Statement filed by Newpark with the Securities and Exchange Commission on April 16, 2004.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective September 13, 2006, the Board of Directors of Newpark Resources, Inc. appointed David C. Anderson to the Board.  Since 2003, Mr. Anderson has been the founder and Chief Executive Officer of Anderson Partners, a firm that provides senior-level executive search and related management consulting services to corporations and private equity, venture capital and professional services firms.  Prior to this, from 1992 to 2003, he served in various positions for Heidrick & Struggles, Inc., also an executive search firm, including President and Chief Operating Officer from 2001 to 2003.  Mr. Anderson also served as a member of the Board of Directors of Heidrick & Struggles from 1996 through 1999, at which time the company completed a successful initial public offering, and he continued as a director after the public offering through 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: September 15, 2006	By:	/s/ Eric M. Wingerter

Eric M. Wingerter,
Vice President, Corporate Controller and Acting Chief Financial Officer